EXHIBIT 21

     Name                                     Jurisdiction of Incorporation
                                                   or Organization


11 South LaSalle, LLC                                    DE

1993-N3 Associates L.P.                                  DE

1994-N1 Associates L.P.                                  DE

1994-N2 Associates L.P.                                  DE

ACFI Funding Corp.                                       DE

ACLC Funding Corp.                                       DE

AFBT-I, LLC                                              DE

AFBT-II, LLC                                             DE

AFLQ, S. de R.L. de C.V.                               Mexico

AMREIT Holdings, Inc.                                    NV

AMREIT Managers G.P., Inc.                               DE

AMREIT Managers, L.P.                                    DE

AMRESCO (Thailand) Limited                            Thailand

AMRESCO 1994-N2, Inc.                                    TX

AMRESCO A-End, L.P.                                      DE

AMRESCO Advisors, Inc.                                   TX

AMRESCO Builders Financing Corp.                         DE

AMRESCO Builders Funding Corp.                           DE

AMRESCO Builders Group, Inc.                             DE

AMRESCO Bureaus Investors, L.P.                          DE

AMRESCO Capital Conduit Corporation                      DE

AMRESCO Capital Limited, Inc.                            DE

AMRESCO Commercial Finance, Inc.                         NV

AMRESCO Commercial Mortgage Funding I                    DE
Corporation

AMRESCO Commercial Mortgage Funding, L.P.                DE

AMRESCO Consolidation Corp.                              DE

AMRESCO Consumer Acquisitions Corp.                      DE

AMRESCO Consumer Investments, L.P.                       DE

AMRESCO Consumer Receivables Corporation                 DE

AMRESCO Equities Canada Inc.                           Canada

AMRESCO Equity Investments II, Inc.                      DE

AMRESCO Equity Investments, Inc.                         DE

AMRESCO Financial I, Inc.                                DE

AMRESCO Financial I, L.P.                                DE

AMRESCO Funding Canada Inc.                            Canada

AMRESCO Funding Corporation                              DE

AMRESCO Funding Trust I                                  DE

AMRESCO H-End, L.P.                                      DE

AMRESCO Independence Funding, Inc.                       DE

AMRESCO Investments, Inc.                                DE

AMRESCO Jersey Ventures Limited                   Channel Islands

AMRESCO Leasing Corporation                              NV

AMRESCO LTD Investors, L.P.                              DE

AMRESCO Management, Inc.                                 TX

AMRESCO MBS-II, Inc.                                     DE

AMRESCO Mortgage Capital Limited-I, Inc.                 DE

AMRESCO Mortgage Capital, Inc.                           DE

AMRESCO Mortgage Services Limited, Inc.                  DE

AMRESCO New England II, Inc.                             DE

AMRESCO New England II, L.P.                             DE

AMRESCO New England, Inc.                                DE

AMRESCO New England, L.P.                                DE

AMRESCO Portfolio Investments, Inc.                      DE

AMRESCO Principal Managers I, Inc.                       DE

AMRESCO Principal Managers II, Inc.                      DE

AMRESCO Receivables Management Corp.                     DE

AMRESCO Residential Capital Markets,                     DE
Inc.

AMRESCO Residential Credit Corporation                   DE

AMRESCO Residential Mortgage Corporation                 DE

AMRESCO Residential Properties, Inc.                     DE

AMRESCO Residential Securities Corporation               DE

AMRESCO RMBS I, Inc.                                     DE

AMRESCO SBA Holdings, Inc.                               DE

AMRESCO Securitized Net Interest Margin                  DE
Trust 1999-1

AMRESCO Southern California, LLC                         MA

AMRESCO S-End, L.P.                                      DE

AMRESCO Ventures, Inc.                                   DE

AMRESCO, INC.                                            DE

AMRESCO-Institutional, Inc.                              DE

AMRESCO-MBS III, Inc.                                    DE

BEI 1992-N1, Inc.                                        TX

BEI 1993-N3, Inc.                                        TX

BEI 1994-N1, Inc.                                        TX

BEI Multi-Pool, Inc.                                     TX

BEI Portfolio Investments, Inc.                          TX

BEI Portfolio Managers, Inc.                             TX

BEI Real Estate Services, Inc.                           GA

CLC Funding Corp.                                        DE

Express Funding, Inc.                                    NV

Finance America, LLC                                     DE

Independence Funding Holding Company, LLC                DE

Independence Funding Holding Corporation                 DE

Lifetime Homes, Inc.                                     NJ

Noble Building Investors, L.L.C.                         OK

Northeast Fund I, LLC                                    MA

Northeast Fund II, LLC                                   MA

Oak Cliff Financial, Inc.                                DE

Pendragon Real Estate Corporation                        DE

Preston Hollow Asset Holdings, Inc.                      DE

Quality Funding, Inc.                                    HI

Undiscovered Managers, LLC                               DE